Exhibit 23.7
                [Ryder Scott Company letterhead]


                 PETROLEUM CONSULTANT'S CONSENT


We consent to incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 1999, which appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.


                                        RYDER SCOTT COMPANY, L.P.
                                        Ryder Scott Company, L.P.

Houston, Texas
October 6, 2000